UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2021
Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37716	72-1211572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300
Austin	Texas	78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	STRS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 20, 2021, Santal, L.L.C. (Seller), a wholly owned, indirect subsidiary of Stratus Properties Inc. (Stratus) entered into an Agreement of Sale and Purchase (the Purchase Agreement) with BG-QR GP, LLC, a Delaware limited liability company (Purchaser), pursuant to which Seller agreed to sell to Purchaser the real and personal property associated with The Santal, free and clear of all liens associated with the project debt, for a purchase price of $152 million in cash. The Santal is Stratus’ wholly owned 448-unit garden-style, multi-family luxury apartment complex located in Section N in the Barton Creek community in Austin, Texas.

Pursuant to the Purchase Agreement, Purchaser will deposit within two business days of the effective date $3.5 million in earnest money in escrow toward the purchase price of The Santal. Purchaser will conduct due diligence of The Santal during a 30-day inspection period. Purchaser may terminate the Purchase Agreement, in its sole discretion, with or without cause, on or prior to October 20, 2021, the expiration of the inspection period, and the earnest money will be returned to Purchaser. In the event of a default by Purchaser after the inspection period, Seller would retain the earnest money as liquidated damages in full satisfaction of Seller’s claims against Purchaser for any default. Stratus guaranteed the obligations of Seller under the Purchase Agreement, up to a liability cap of approximately $2.3 million for any claims related thereto up to a period of two years after the transaction closes.

The transaction is expected to close no later than 30 days after the expiration of the inspection period, subject to the satisfaction or waiver of a number of specified closing conditions, including Stratus being able to maintain rent consistent with recent leases, Purchaser’s receipt of the property owners’ association’s estoppel certificate, a service letter from the Municipal Utility District in which The Santal is located and other customary closing conditions. The Purchase Agreement will terminate if all conditions to closing are not satisfied or waived by the parties. The Purchase Agreement also contains other representations, warranties, covenants, indemnities, closing conditions, and termination provisions customary for transactions of this type. The closing of the sale is not conditioned upon any financing condition.

Stratus’ Board of Directors is evaluating options for the use of the net proceeds of the sale (approximately $72 million of pre-tax cash proceeds after payment of project debt).

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is not intended to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which will be filed as an exhibit to Stratus’ Quarterly Report on Form 10-Q for the quarter ending September 30, 2021. The Purchase Agreement contains representations and warranties of the parties, which have been made for the benefit of the other party and should not be relied upon by any other person. Such representations and warranties (i) have been qualified by schedules and exhibits, (ii) are subject to materiality standards that may differ from what may be viewed as material by investors, (iii) are made as of specified dates, and (iv) may have been used for the purpose of allocating risk among the parties rather than establishing matters of fact. Accordingly, the representations and warranties should not be relied upon as characterizations of the actual state of facts.

In connection with the potential sale of The Santal, on September 20, 2021, Seller, as borrower, Stratus, as guarantor, and ACRE Commercial Mortgage 2017-FL3 Ltd., as lender and successor in interest to ACRC Lender LLC, the original lender, entered into the Modification of Loan Agreement, Note, Mortgage and Other Loan Documents (the Second Modification Agreement). The Second Modification Agreement amends that certain Loan and Security Agreement dated September 30, 2019, by and between Seller and ACRC Lender LLC (the Original Santal Loan Agreement), as modified on April 1, 2021 by that certain Modification of Loan Agreement, Note, Mortgage and Other Loan Documents (together with the Original Santal Loan Agreement, the Existing Santal Loan Agreement) and other related loan documents. The Existing Santal Loan Agreement provides for a non-recourse loan in the amount of $75.0 million (the Loan). The Loan is secured by The Santal project, and certain obligations of Seller are guaranteed by Stratus, including customary non-recourse carve-out obligations.

The Second Modification Agreement amends the Existing Santal Loan Agreement to permit Seller to voluntarily prepay the Loan in full, but not in part, prior to December 31, 2021, subject to notice requirements and the payment of a prepayment fee. Seller may not prepay the loan between January 1, 2022 and the expiration of the lockout period on June 4, 2022. The prepayment fee is equal to the sum of interest that would have accrued on the prepaid principal amount during the then remaining portion of the lockout period, plus $187,500. Stratus estimates the prepayment fee to approximate $1.6 million as of the anticipated closing of the sale of The Santal.

The foregoing description of the Second Modification Agreement is not intended to be complete and is qualified in its entirety by reference to the Second Modification Agreement, a copy of which will be filed as an exhibit to Stratus’ Quarterly Report on Form 10-Q for the quarter ending September 30, 2021.

Item 8.01. Other Events.

On September 21, 2021, Stratus issued a press release, titled “Stratus Properties Inc. Announces Agreement to Sell The Santal for $152 Million.” A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements in which Stratus discusses factors it believes may affect its future performance. Forward-looking statements are all statements other than statements of historical fact, including Stratus’ estimated pre-tax net cash proceeds from the sale of The Santal, Stratus’ estimated prepayment fee, and statements regarding whether and when the sale of The Santal will be completed. The words “anticipates,” “may,” “can,” “could,” “plans,” “believes,” “potential,” “possible,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be” and any similar expressions are intended to identify those assertions as forward-looking statements. Stratus cautions readers that forward-looking statements are not guarantees of future performance, and its actual results may differ materially from those anticipated, expected, projected or assumed in the forward-looking statements. Important factors that can cause Stratus’ actual results to differ materially from those anticipated in the forward-looking statements include, but are not limited to, Stratus’ ability to continue to effectively develop and execute its strategies, including its ability to develop, finance, construct and sell properties on its anticipated schedule and at prices its Board considers acceptable, changes in the demand for real estate in select markets in Texas where Stratus operates, changes in economic, market and business conditions, the results of Stratus’ Board’s evaluation of a potential conversion of Stratus to a REIT, the uncertain and ongoing impact of the COVID-19 pandemic, and other factors described in more detail under the heading “Risk Factors” in Stratus’ Annual Report on Form 10-K for the year ended December 31, 2020, filed with the U.S. Securities and Exchange Commission.

Investors are cautioned that many of the assumptions upon which Stratus’ forward-looking statements are based are likely to change after the date the forward-looking statements are made. Further, Stratus may make changes to its business plans that could affect its results. Stratus cautions investors that it undertakes no obligation to update any forward-looking statements, which speak only as of the date made, notwithstanding any changes in its assumptions, business plans, actual experience, or other changes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title
99.1	Press release dated September 21, 2021, titled “Stratus Properties Inc. Announces Agreement to Sell The Santal for $152 Million.”
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By: /s/ Erin D. Pickens
Erin D. Pickens
Senior Vice President and
Chief Financial Officer
(authorized signatory and
Principal Financial Officer)

Date: September 21, 2021